UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                          Date of Report: June 13, 2005
                          -----------------------------
                        (Date of earliest event reported)


                        AMERICAN TECHNICAL CERAMICS CORP.
                        ---------------------------------
             (Exact Name of Registrant as Specified in its Charter)


  DELAWARE                         1-9125                 11-2113382
  --------                         ------                 ----------
(State or Other Jurisdiction       (Commission            (IRS Employer
     of Incorporation)             File Number)         Identification No.)


                  ONE NORDEN LANE, HUNTINGTON STATION, NY 11746
                  ---------------------------------------------
                    (Address of Principal Executive Offices)


                                 (631) 622-4700
                                 --------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2 (b) under the
         Exchange Act (17 CFR 240.14d-2 (b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4 (c) under the
         Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

       (c) On June 13, 2005, American Technical Ceramics Corp. (the "Company") issued a press release announcing the appointment of William Johnson as the Company's Vice President Sales. A copy of the press release is furnished as
Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

         Prior to joining the Company, Mr. Johnson had served as President of Commonwealth Microtechnologies, a manufacturer of thick film circuitry, since August 2004. From June 2003 until July 2004, he was Vice President - Sales for Precision Technology - USA, a leader in the design and manufacture of linear actuation and power transmission equipment. From June 1996 until March 2003, he held the position of Vice President - Worldwide Sales for the global electronic component manufacturer, Kemet Electronics Corporation. He was Plant Manager for the Vitramon Group of Vishay Intertechnology, one of the world's largest manufacturers of passive components, from 1988-1996. From 1983-1988, Mr. Johnson was Director of Marketing and Sales for Vitramon, then a Division of Thomas & Betts Corporation, and before then, he held various positions at AVX Corporation and Kemet Electronics Corporation, including Regional Sales Manager, Product Marketing Manager, Sales Executive and Applications Engineer.

         Mr. Johnson shall receive an annual base salary of $175,000 which will be reviewed annually by the Board in accordance with the Company's standard practices. In addition, Mr. Johnson shall also be entitled to incentive compensation equal to (i) .25% of the amount by which sales of the Company's passive components in each fiscal quarter exceed sales of such components in the comparable fiscal quarter in the immediately preceding year, and (ii) .25% of the Company's (overall) pre-tax profits in each fiscal quarter (the latter portion being pursuant to the Company's Officers' Incentive Plan). The incentive compensation shall be paid on a quarterly basis; however, in the event of a decline in sales of passive components in a quarter compared to the comparable quarter in the immediately preceding fiscal year, or a net loss in any quarter within a particular fiscal year, as the case may be, the amount of such decline or net loss, as applicable, will be applied to reduce the amount of the incentive compensation, if any, to which Mr. Johnson may be entitled in respect of subsequent quarters in that fiscal year.

         At some time during the first 18 months of his employment, provided he is still an employee in good standing, Mr. Johnson shall be granted an option to purchase 40,000 shares of the Company's common stock at an exercise price equal to the prevailing market price on the date of grant. The timing of the grant of such option shall be determined by the Board of Directors, in its discretion. The option will vest at the rate of 25% per year from the date of grant.

         Mr. Johnson shall be entitled to use of a Company-owned car and to a payment of $30,000 in respect of his relocation. The Company will also reimburse Mr. Johnson for the cost of his lodging for the first six months of his employment or until he moves into his own home, whichever occurs earlier, up to a maximum of $1,100 per month, as well as his reasonable expenses, including airfare, for one weekend "house-hunting" trip.

         Mr. Johnson shall be entitled to participate in Company-sponsored benefit plans for which he is or becomes eligible, including vacation, health insurance, life insurance, long term disability insurance, flexible spending and 401(k) plans.

Item 9.01         Financial Statements and Exhibits

         The following exhibit is furnished with this report:

         Exhibit No.                Description
         -----------                -----------

         99.1                       Press Release dated June 13, 2005

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                            AMERICAN TECHNICAL CERAMICS CORP.
                                            ---------------------------------
                                                     (Registrant)







                                            /S/ ANDREW R. PERZ
                                            -------------------
Date:    June 13, 2005                      Andrew R. Perz
                                            Vice President, Controller
                                            (Principal Accounting Officer)